UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 4, 2012

FARMACIA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-163815	98-0642409
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

204/2 Alba Yulie Street. Suite 68
Kishineu, MD 2001, Moldova
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code

Tel. 01137323523341
Fax (702)9385878

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

FARMACIA CORPORATION

Item 8.01	Other Events.

Farmacia Corporation has completed the acquisition of a pharmaceutical business license, SRL (Societatea cu Raspundere Limitata) "Willow", Chisinau, Moldova, being all of the remaining assets of Willow. The license is valid until August 02, 2015. The acquisition price was $2,500 USD (MDL 29,455) which was paid in cash on March 30, 2012. By acquiring the remaining term of the business license, Farmacia Corporation will start its operations under the SRL (Societatea cu Raspundere Limitata) "Willow" business license.

The Company determined that the acquisition was not material for accounting purposes and does not require consolidated financial statements under Item 2.02.  Based on this determination the Company believes that the transaction is not a “significant acquisition” under item 2.01 or a “material definitive agreement” under Item 1.01. Nonetheless, the Company has decided to make the disclosure herein rather than wait for inclusion in the Form 10-Q for the period ending April 30, 2012.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmacia Corporation

Dated: April 4, 2012	/s/ Irina Cudina
Irina Cudina, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.